Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated April 18, 2017, in this Registration Statement (Form S-6 No. 333-215951) of Smart Trust 310, comprising Smart Trust, Defensive 50 Equities Trust, Series 11.

/s/ Grant Thornton LLP

Chicago, Illinois

April 18, 2017